Exhibit 5.1
[LKP GLOBAL LAW LLP LETTERHEAD]
June 9, 2011
Board of Directors
T3 Motion, Inc.
2990 Airway Avenue, Building A
Costa Mesa, CA 92626
     Re: Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to T3 Motion Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers (i) 4,643,706 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), (ii) 1,771,128 Class H warrants to purchase one share of the Common Stock (the “Class H Warrant”), (iii) 1,771,128 Class I warrants to purchase one share of the Common Stock (the “Class I Warrant”) and (iv) 4,611,871 shares of Common Stock issuable upon exercise of the Class H Warrants and Class I Warrants and other warrants.
     In rendering this opinion, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect and to be in effect; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Common Stock, Class H and I Warrants; (iii) the Registration Statement; and (iv) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, we are of the opinion that:
          (i) The 4,643,706 shares of Common Stock outstanding and subject to this registration statement have been duly authorized validly issued, fully paid and non-assessable. The 4,611,871 shares of Common Stock issuable upon exercise of the Class H and I Warrants and other warrants subject to this registration statement have been duly and validly authorized and reserved for issuance upon exercise of such Class H and I Warrants and other warrants, and such shares of Common Stock, when so issued upon exercise of the Class H and I Warrants and other warrants and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid and non-assessable.
          (ii) The Class H and I Warrants constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.
     This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Interests of Named Experts and Counsel.”
     This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.
Very truly yours,
/s/ LKP Global Law LLP
LKP Global Law LLP